                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-79663, Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-18877, Registration Statement No. 33-22106, Registration Statement No. 33-44236, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 33-51735, Registration Statement No. 33-58563, Registration Statement No. 333-10797, Registration Statement No. 333-13115, Registration Statement No. 333-16563, Registration Statement No. 333-88225, Registration Statement No. 333-88709, Registration Statement No. 333-57958, Registration Statement No. 333-61856 and Registration Statement No. 333-42768 on Forms S-8 and Registration Statement No. 333-18345, Registration Statement No. 333-54009, Registration Statement No. 333-75989, Registration Statement No. 333-62536 and Post-Effective Amendment No. 1 to Registration Statement No. 333-51617 on Forms S-3 of our report dated January 24, 2002, appearing in this Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 4, 2002